Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

(Filed as ongoing disclosure pursuant to Rule 257(b)(1) of Regulation A)

For the transition period from August 1, 2025 to May 31, 2026

MAK DON DON INC

(Exact name of issuer as specified in its charter)

Wyoming	39-3766450
State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

505 Montgomery Street

10th and 11th Floor

San Francisco, CA 94111

(Full mailing address of principal executive offices)

646-287-2368

(Issuer’s telephone number, including area code)

Common Stock

(Title of each class of securities issued pursuant to Regulation A)

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this Annual Report on Form 1-K constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Annual Report on Form 1-K identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	our business prospects;
•	our contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy and its impact on the industries in which we may be involved;
•	the adequacy of our cash resources and working capital, and
•	other factors identified in our filings with the SEC, press releases, if any and other public communications.

Although the forward-looking statements in this Annual Report on Form 1-K are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to update this Annual Report on Form 1-K with respect to any subsequent material developments or otherwise make public statements updating our forward-looking statements.

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Item 1. Business

Overview

Mak Don Don Inc was incorporated on June 27, 2025 under the laws of the State of Wyoming.

Mak Don Don Inc plans to operate a micro-street front takeaway concept built around "live-fire wok cooking, ready in moments." The menu is purposefully concise – fixed-price combos of "rice with two dishes" or "rice with three dishes" – flash-cooked on site in 30 minutes to lock in flavour. With a light-asset footprint, no dine-in space, the concept is strategically positioned along the daily paths of office workers and neighbourhood residents, delivering a new urban dining paradigm that pairs peak efficiency with unmistakable wok-hei soul.

The menu is designed around efficiency and quality: a streamlined kitchen operation reduces overhead while maximizing throughput during peak lunch and dinner hours. By leveraging a proprietary high-efficiency cooking process optimized for both walk-up and digital orders, the business delivers a differentiated product with superior margins.

The Company intends to establish its first location in San Francisco, California, with a focus on high-foot-traffic areas such as the Financial District (FiDi), South of Market (SoMa), and the Mission District.

As of the date of this Annual Report on Form 1-K, the Company is a newly formed company that has not yet generated any revenue from operations.

Our Products and Services

The Company's planned product offering consists of fixed-price combo meals featuring live-fire wok cooking.

•	Rice with two dishes combo
•	Rice with three dishes combo
•	Beverages and side items

Why the Simple 3-Dish Menu?

Mak Don Don's menu draws inspiration from the beloved "economy rice" tradition deeply rooted across Asia — a concept known as cai png in Singapore, tsa̍p-fan in Malaysia, and most relevantly, "two-dish rice" in Hong Kong. In Hong Kong, the "rice with two dishes" or "rice with three dishes" format has long been a working-class staple, gaining explosive popularity during the COVID-19 pandemic as an affordable, fast, and satisfying meal for urban workers. The model is intentionally simple: a bed of steamed rice topped with the customer's choice of flash-cooked dishes — maximizing throughput, minimizing waste, and eliminating the complexity of full-menu kitchens. This light-asset, high-velocity format has proven to be one of the most space-efficient and capital-efficient food service models in dense Asian cities, where rent is high and lunch breaks are short. Mak Don Don brings this proven Asian street-food efficiency to San Francisco — offering the same "point-and-eat" speed, wok-hei authenticity, and portion-controlled pricing that has made economy rice a daily ritual for millions, now reimagined for the American quick-service market.

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Government Regulation

We are subject to various federal, state and local laws and regulations relating to our business.

As a food service business, we are subject to various federal, state and local laws and regulations relating to food safety, health codes, employment, and business operations. These include regulations by the U.S. Food and Drug Administration (FDA), the California Department of Public Health, and the San Francisco Department of Public Health.

•	food handling, preparation, and storage standards under the California Retail Food Code;
•	food safety and health code requirements imposed by the FDA and local health departments;
•	fire safety codes for commercial cooking operations, including hood suppression and grease trap requirements;
•	Americans with Disabilities Act (ADA) compliance for public accommodations;
•	waste disposal, grease management, and recycling ordinances; and
•	increased bonding or insurance requirements.

From time to time, various legislative proposals are introduced that may increase our operating costs or require capital expenditures.

Changes in laws or regulations could also affect our supply chain or operating costs.

We are subject to federal and state employment laws, including minimum wage, overtime, workplace safety (OSHA), and anti-discrimination laws.

Our activities are subject to local health department regulations, food safety standards, and business licensing requirements.

We are not aware of any material environmental liabilities associated with our planned operations.

Licenses

We will be required to obtain the following licenses and permits to operate our business:

•	San Francisco Business Registration;
•	California Seller's Permit;
•	Health Department Food Facility Permit;
•	City and County of San Francisco Police Permit;
•	California Department of Tax and Fee Administration (CDTFA) Permit.

Marketing

Our marketing activities will focus on building brand awareness in San Francisco's competitive quick-service restaurant market. We plan to utilize social media, local partnerships, delivery platforms, and targeted advertising to reach office workers and neighborhood residents.

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Competition

The Asian fast-casual restaurant business is extremely competitive and fragmented. We have multiple competitors in our market areas consisting of other quick-service and fast-casual chains of varying sizes, as well as local independent restaurants. Price, service, and location are the major competitive factors in each local market. Most of our competitors have greater financial resources and a more expansive geographic footprint than us. Some of our competitors periodically reduce their prices to gain business, which may limit our ability to maintain or increase prices, implement new pricing strategies, or maintain significant growth in our business. Our largest competitors include Express Pei Wei Asian Kitchen and Chipotle. We also compete with smaller regional chains and independent restaurants in most of our markets.

There is competition for qualified culinary and service personnel in the San Francisco Bay Area. We will need to offer competitive wages and benefits to attract and retain talent.

Technology

We plan to use technology to streamline our operations, including point-of-sale systems, online ordering platforms, kitchen display systems, and inventory management software.

Insurance

We intend to obtain appropriate insurance coverage for our business operations, including general liability, workers' compensation, and property insurance, once operations commence.

Our Employees

As of the date of this Annual Report on Form 1-K, the Company has no employees.

Our Properties

Our principal executive offices are located at 505 Montgomery Street, 10th and 11th Floor, San Francisco, CA 94111. The Company does not currently lease any commercial kitchen or retail space.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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Item 1A. Risk Factors

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this Offering Circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.	MDD is an early-stage company and has limited financial resources.

MDD is an early-stage company with a business plan to implement innovative live-fire wok cooking system—combining speed, authenticity, and scalability to set it apart in a crowded quick-service landscape. By leveraging proprietary high-efficiency cooking processes, optimized for both walk-up and digital orders, the business delivers a differentiated product with superior margins.

The Company has limited financial resources and a short operating history. This lack of an established track record makes it difficult to evaluate the Company’s long-term viability, profitability, or ability to execute its growth strategy. The Company’s limited capital reserves may require additional financing to sustain operations, scale the business, or respond to unforeseen challenges. If MDD is unable to secure sufficient funding on acceptable terms, it may be forced to delay expansion, reduce marketing efforts, or curtail operations altogether, any of which could materially harm the business and investor returns.

Our independent auditor included an explanatory paragraph in their opinion on our financial statements as of and for the period from June 27, 2025 to May 31, 2026 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

2.	MDD is and will continue to be completely dependent on the services of key personnel including, but not limited to, our COO, Hing Choi TSANG, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

MDD’s operations and business strategy are completely dependent upon the knowledge of Hing Choi TSANG. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Offering Circular. We will fail without the services of Hing Choi TSANG or an appropriate replacement(s).

We do not plan to secure any key person insurance; however we will ensure necessary coverage in accordance with applicable local requirements as needed in the ordinary course of business. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to mitigate risk through contingency planning and future compliances with insurance obligation.

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3.	Our CEO, Man Kin LAU, has over 30 years of experiences in managing public companies in Asia, including but not limited to compliances role. Nevertheless, his does not have meaningful financial reporting education nor experiences and, accordingly, our ability might not tailor to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors.

Man Kin LAU has no significant experience managing a public company out of Asia, and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditor. We have no formal arrangements with professionals to help both the CEO and COO and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

4.	We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

MDD has elected to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Professionals engaged by the Company will review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by such professionals.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

5.	We have only two directors.

We have only two directors, one of whom is our President & CEO, Man Kin LAU and the other is our Chief Operating Officer, Hing Choi TSANG. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholder(s) to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholder(s).

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6.	We Will Be Subjected to Regulatory Oversights.

The Company is subject to regulatory oversight by federal, state, and local authorities, as applicable to its business operations and industry. Compliance with these regulations may require ongoing monitoring, reporting, and adjustments to business practices, which could impose administrative burdens or financial costs. Failure to adhere to regulatory requirements could result in penalties, restrictions, or other enforcement actions. While the Company strives to maintain full compliance, evolving laws and interpretations may necessitate future operational changes. Investors should be aware that regulatory risks, including unforeseen compliance obligations, could impact the Company’s financial condition or growth prospects.

These operations in California are also subject to evolving state municipal laws, such as employment, tax, and industry-specific regulations which may require operational adjustments and could result in additional compliance cost.

Risks Related to Our Common Stock

7.	Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

8.	You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by more than 70% of their purchase value depending on how many shares are sold.

9.	Shareholder(s) may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholder(s), to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the market. These actions will result in dilution of the ownership interests of existing shareholder(s) may further dilute common stock book value, and that dilution may be material.

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10.	The interests of shareholder(s) may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president and chairman own a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholder(s), to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholder(s). Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholder(s).

11.	Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholder(s) because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles and Bylaws of Incorporation provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

12.	Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We will approach a market maker or OTC Markets Group, Inc. to file an application on our behalf so as to be able to quote the shares of our common stock on the OTCQB Market commencing upon the qualification of our Offering Statement of which this Offering Circular is a part and the subsequent closing of this offering. There can be no assurance that the will be accepted nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

13.	Any market that develops in shares of our common stock may become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares are considered a “penny stock”. Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

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14.	Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

15.	The ability of our executive officers and directors to control our business may limit or eliminate minority shareholder(s)’ ability to influence corporate affairs.

Our chief executive officer beneficially owns 70% of the currently outstanding common stock. Because of this beneficial stock ownership, he is in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholder(s) with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholder(s) would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our three executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

16.	A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant portion of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

17.	We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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18.	As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent auditor is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent auditor’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

19.	Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our chief executive officer and our only other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

20.	Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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21.	Upon the completion of this Offering, we will be a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

As a fully public reporting company under the Exchange Act, MDD will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

For Regulation A Tier 2 issuers, there are ongoing reporting requirements, though they are less burdensome than those for fully reporting companies under the Exchange Act. These requirements include the filing of annual reports (Form 1-K) within 120 calendar days after the end of the issuer’s fiscal year and semiannual reports (Form 1-SA) within 90 calendar days after the end of the first six months of the fiscal year. Additionally, issuers must file current reports (Form 1-U) within four business days of certain material events.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

22.	Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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23.	Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

If we are not an Exchange Act Reporting Company, we will also be limited in the types of securities we can issue in exchange for funds and/or services.

24.	We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent auditor is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent auditor may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

25.	Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing at the end of this Annual Report on Form 1-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Annual Report on Form 1-K, including information with respect to our plans for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “STATEMENTS REGARDING FORWARD-LOOKING INFORMATION” section of this Annual Report on Form 1-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Mak Don Don Inc was incorporated on June 27, 2025 under the laws of the State of Wyoming.

The micro-street front wok concept is exceptionally well-suited for San Francisco, where dense urban foot traffic, a high concentration of office workers, and strong demand for fast yet authentic flavors create a prime environment for growth. The city's high cost of real estate makes the light-asset, high-throughput model particularly attractive.

The Company is a newly formed company with no revenue from operations to date.

Financial Operations Overview

The Company is a newly formed company and has not generated any revenue. The Company's activities to date have consisted of organizational activities, preparation of its Regulation A offering statement, and related professional fees.

Results of Operations for the Period from Inception (June 27, 2025) to July 31, 2025 and the 10-Month Transition Period Ended May 31, 2026

The Company generated no revenue for the period from June 27, 2025 (inception) to July 31, 2025 or for the 10-month transition period ended May 31, 2026.

Total operating expenses for the period from inception to July 31, 2025 were $41,540. Total operating expenses for the 10-month transition period ended May 31, 2026 were $219,700, primarily consisting of professional fees associated with the preparation and filing of the Company's Regulation A offering statement.

Net loss for the period from inception to July 31, 2025 was $41,540, or $(0.01) per share. Net loss for the 10-month transition period ended May 31, 2026 was $219,700, or $(0.02) per share.

For the 10-month transition period ended May 31, 2026, we incurred a net loss of $219,700, compared to a net loss of $41,540 for the period from inception (June 27, 2025) to July 31, 2025, an increase of $178,160. The increase was primarily attributable to professional fees and administrative expenses associated with the Company's Regulation A offering and organizational activities.

12

Liquidity and Capital Resources

The Company's principal liquidity requirements are to fund organizational costs, professional fees, and initial operating expenses.

As of May 31, 2026, the Company had cash of $46,000, compared to $8,700 as of July 31, 2025. As of May 31, 2026, the Company had related party payables of $0 (fully repaid). As of July 31, 2025, the Company had related party payables of $43,000 and accounts payable of $240.

The Company has funded its operations since inception through the issuance of common stock (total of $307,000 from 10,000,000 shares issued) and advances from a related party ($43,000).

On April 13, 2026, the Company closed a Regulation A, Tier 2 offering of 3,000,000 shares of common stock at $0.10 per share for aggregate gross proceeds of $300,000.

Cash Flows

Net cash used in operating activities for the 10-month transition period ended May 31, 2026 was $219,700, primarily consisting of professional fees and administrative expenses. Net cash provided by financing activities was $257,000, consisting of $300,000 from the issuance of common stock offset by $43,000 repayment of related party payables.

There was no investing activity during the period.

Trends

Seasonality Effects on Volumes

The Company's planned business may be subject to seasonal variations in foot traffic and consumer spending patterns.

Inflation could negatively impact our operating expenses, including food costs, labor, and rent. While we may be able to pass on increased costs through menu price adjustments, there can be no assurance that we will be able to do so in the future.

Critical Accounting Policies

We prepare our financial statements in conformity with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. See Note 1 to the financial statements for a summary of our significant accounting policies.

13

Critical accounting policies are those we believe are both most important to the portrayal of our financial condition and results, and require our most difficult, subjective or complex judgments, often because we must make estimates about the effect of matters that are inherently uncertain. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. We believe the following policies to be the most critical in understanding the judgments that are involved in preparing our financial statements.

Consolidation

Our consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, if any. See Note 1 — Summary of Significant Accounting Policies for further details.

Pre-Operating Status

The Company is considered a newly formed company, as it has not yet commenced planned principal operations and has not generated any revenue from operations. The Company follows the same recognition, measurement, and disclosure requirements as all operating entities under U.S. GAAP. ASU 2014-10 eliminated the concept of a pre-revenue phase entity and removed the related incremental disclosure requirements for fiscal years beginning after December 15, 2014. Accordingly, the Company does not present itself as a pre-revenue phase entity and has not applied the special disclosure requirements previously required under ASC 915. The Company expects to remain in its pre-revenue phase through FY2026 as it prepares for its first location opening, with potential commencement of principal operations in FY2027.

Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Significant estimates include those related to deferred tax asset valuation allowances, stock-based compensation, and useful lives of long-lived assets. See Note 1 to the Financial Statements for further details.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. See Note 1 to the Financial Statements for further details.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606 — Revenue from Contracts with Customers. The Company has not yet commenced revenue-generating operations. See Note 1 to the Financial Statements for further details.

From time to time, new accounting pronouncements are issued by the financial accounting standards board (the “FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date or possibly early adopted, where permitted. Unless otherwise discussed, the impact of recently issued standards that are not yet effective are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

14

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740. Significant judgment is required in evaluating deferred tax asset realizability. Given the Company's cumulative losses and pre-revenue status, a full valuation allowance has been recorded. See Note 1 to the Financial Statements for further details.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Item 3. Directors and Officers

Executive Officers and Directors

The following table sets forth certain information as of the date of this Annual Report on Form 1-K about our executive officers and members of our Board.

Name	Age	Title
Man Kin LAU (1)(2)	71	Chief Executive Officer and Director
Hing Choi TSANG (1*)(2)	66	Chief Operating Officer and Director

(1)	Mr. LAU and Mr. TSANG serve at the pleasure of the Board of Directors.
(2)	Each director holds office until his or her successor is elected and qualified, or until they die, resign, retire, are removed or their successors have been elected.

Hing Choi TSANG – Mr. TSANG is the Chief Operating Officer and a director of the Company. He has been instrumental in developing the Company's business concept and operational strategy. Mr. TSANG has advanced the Company's funding needs and related party payables of $43,000.

We currently have two directors. All directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until they die, resign, retire, are removed or their successors have been elected.

All officers are appointed annually by the board of directors and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director. The Bylaws provide that directors are entitled to reimbursement for reasonable expenses incurred in attending meetings of the board and its committees, and may receive such remuneration as is fixed from time to time by the board.

Director Independence

Our board of directors has determined that neither of our current directors qualifies as an independent director as defined under the applicable listing standards of the OTCQB Marketplace and under SEC rules. Both Man Kin LAU, our Chief Executive Officer and Director, and Hing Choi TSANG, our Chief Operating Officer and Director, are executive officers of the Company and therefore do not meet the independence requirements.

15

During the past five years, no present director, executive officer, or person nominated to become a director or an executive officer of the Company:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.	was subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended, or vacated.

16

EXECUTIVE COMPENSATION

The Company was incorporated on June 27, 2025. Accordingly, the following table presents compensation information only for the period from inception to July 31, 2025 and the 10-month transition period ended May 31, 2026.

The following table presents compensation information only for the period from inception to July 31, 2025 and the 10-month transition period ended May 31, 2026. All compensation awarded to or paid to, or earned by, our named executive officers and directors.

Name and principal position	Year	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Man Kin LAU, CEO and Director	2025	–	–	–
	2026	6,000	6,000	6,000
Hing Choi TSANG, COO and Director	2025	–	–	–
	2026	–	–	–

The Company intends to establish a formal compensation plan once it has commenced revenue-generating operations and is in a stronger financial position.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of May 31, 2026 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•	our named executive officer; each of our directors; and
•	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is calculated based on shares of Common Stock outstanding as of May 31, 2026.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of Common Stock that the person has the right to acquire within 60 days of May 31, 2026 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those exercise rights for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Except as otherwise noted below, the address for persons listed in the table is c/o Mak Don Don Inc, 505 Montgomery Street, 10th and 11th Floor, San Francisco, CA 94111.

17

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Common Stock	Man Kin LAU, CEO and Director	7,000,000	(2)	70%
Common Stock	Hing Choi TSANG, COO and Director	0		0%

(1)	Unless otherwise indicated, the nature of each named shareholder’s beneficial ownership is direct.
(2)	Based on 10,000,000 shares of Common Stock outstanding as of May 31, 2026.

Item 5. Interest of Management and Others in Certain Transactions

Other than the compensation arrangements described under “Executive Compensation” and “Director Compensation” in this Annual Report on Form 1-K and the transactions described below, since June 27, 2025, there has not been any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for current fiscal period, and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

For the period from August 1, 2025 to May 31, 2026, the Company paid $6,000 in consideration to its CEO Man Kin LAU for services rendered to the Company.

Related Party Advances

As of July 31, 2025, the Company had $43,000 in payables due to Hing Choi TSANG, Chief Operating Officer. The outstanding balance of $43,000 was fully repaid prior to May 31, 2026. These amounts represent advances to fund organizational costs and operating expenses. The advances were non-interest bearing, unsecured, and payable on demand.

Item 6. Other Information

None.

Item 7. Financial Statements

The financial statements required by this Item 7 are included in this Annual Report on Form 1-K on the following page.

18

Item 8. Exhibits

Index to Exhibits

Incorporated by Reference

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation*
2.2	Bylaws*
2.3	Form 1-A Offering Statement
6.1	Consent of PRIVATCO CPA LIMITED*

_______

* Filed Herewith

19

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

This Annual Report on Form 1-K is filed as ongoing disclosure under Regulation A of the Securities Act of 1933.

MAK DON DON INC

By: /s/ Man Kin LAU

Chief Executive Officer and Director

Date: July 10, 2026

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By: /s/ Man Kin LAU

Chief Executive Officer and Director

Date: July 10, 2026

20

Mak Don Don lnc

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Mak Don Don lnc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mak Don Don lnc (the “Company”) as of May 31, 2026 and July 31, 2025, and the related statement of comprehensive loss, changes in stockholders’ equity and cash flows for the periods from August 1, 2025 to May 31, 2026 and June 27, 2025 (date of incorporation) to July 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of May 31, 2026 and July 31, 2025, and the results of its operations and its cash flows for the periods from August 1, 2025 to May 31, 2026 and June 27, 2025 (date of incorporation) to July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss from operation for the current period that raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRIVATCO CPA LIMITED

PCAOB No: 7401

We have served as the Company’s auditor since 2026

Hong Kong

July 10, 2026

F-2

Mak Don Don lnc

Audited Balance Sheets

As of May 31, 2026 and July 31, 2025

(Stated in US Dollars)

	May 31, 2026	July 31, 2025
ASSETS
Cash and Cash Equivalents	$46,000	$8,700
Total Assets	$46,000	$8,700

LIABILITIES
Related Party Payables	$–	$43,000
Accounts Payable	240	240
Total Liabilities	240	43,240

STOCKHOLDERS' EQUITY
Common Stock, $0.00 par value; 100,000,000 shares authorized; 10,000,000 and 7,000,000 shares issued and outstanding	–	–
Additional Paid-in Capital	307,000	7,000
Accumulated Deficit	(261,240)	(41,540)
Total Stockholders' Equity (Deficit)	45,760	(34,540)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,000	$8,700

See accompanying notes to audited financial statements

F-3

Mak Don Don lnc

Audited Statement of Comprehensive Loss

For the Period from August 1, 2025 to May 31, 2026

(Stated in US Dollars)

	August 1, 2025 -	June 27, 2025 -
	May 31, 2026	July 31, 2025
Revenue	$–	$–
Cost of Goods Sold	–	–
Gross Profit	–	–

Operating Expenses:
Administrative Expenses	219,700	41,540
Total Operating Expenses	219,700	41,540

Losses from Operations	(219,700)	(41,540)
Other Expenses	–	–
Loss Before Income Taxes	(219,700)	(41,540)
Income Tax Expense	0	0
Net Losses	(219,700)	(41,540)
Other Comprehensive Loss	–	–
Comprehensive Losses	$(219,700)	$(41,540)

Net Loss per Share - Basic and Diluted	$(0.02)	$(0.01)

Weighted Average Shares Outstanding	10,000,000	7,000,000

See accompanying notes to audited financial statements

F-4

Mak Don Don lnc

Audited Statement of Changes in Stockholders' Equity

For the Period from June 27, 2025 to May 31, 2026

(Stated in US Dollars)

	Shares	Amount	APIC	Accum. Deficit	Total Equity
Balance - June 27, 2025	0	$–	$–	$–	$–
Shares Issued (Jun 27, 2025)	7,000,000	–	7,000	–	7,000
Net Loss (Jun 27 - Jul 31, 2025)	–	–	–	(41,540)	(41,540)
Balance - July 31, 2025	7,000,000	$–	$7,000	$(41,540)	$(34,540)

Shares Issued (Reg A)	3,000,000	–	300,000	–	300,000
Net Loss (Aug 1, 2025 - May 31, 2026)	–	–	–	(219,700)	(219,700)
Balance - May 31, 2026	10,000,000	$0	$307,000	$(261,240)	$45,760

See accompanying notes to audited financial statements

F-5

Mak Don Don lnc

Audited Statement of Cash Flows

For the Period from August 1, 2025 to May 31, 2026

(Stated in US Dollars)

	Aug 1, 2025 -	Jun 27 -
	May 31, 2026	Jul 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(219,700)	$(41,540)
Changes in:
Accounts Payable	–	240
Net Cash Used in Operating Activities	(219,700)	(41,300)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Stock	300,000	7,000
Repayment of Related Party Payables	(43,000)	43,000
Net Cash Provided by Financing Activities	$257,000	$50,000

Net Increase in Cash	$37,300	$8,700
Cash, Beginning of Period	8,700	–
Cash, End of Period	$46,000	$8,700

See accompanying notes to audited financial statements

F-6

Mak Don Don lnc

Notes to Audited Financial Statements

from August 1, 2025 to May 31, 2026

Note 1 - Description of Business and Organization

Mak Don Don Inc ("we", "us", and the "Company") was organized under the laws of the state of Wyoming on June 27, 2025. The Company is authorized to issue 100,000,000 shares of common stock at a par value of nil. The initial share capital of the Company consisted of 7,000,000 shares of common stock issued for a cash consideration of $7,000. Subsequently, the Company issued an additional 3,000,000 shares of common stock issued for a cash consideration of $300,000. As of May 31, 2026, the Company has 10,000,000 shares of common stock issued and outstanding. The address of the Company’s principal executive office is 505 Montgomery Street, 10th and 11th Floor, San Francisco, CA 94111.

Description of Business

The Company operates a micro-street front takeaway concept built around “live-fire wok cooking, ready in moments.” The menu is purposefully concise – fixed -price combos of “rice with two dishes” or “rice with three dishes” – flash-cooked on site in 30 minutes to lock in flavor. With a light-asset footprint, no dine-in space, and industry-leading sales per square foot, the concept is strategically positioned along the daily paths of office workers and neighborhood residents, delivering a new urban dining paradigm that pairs peak efficiency with unmistakable wok-hei soul.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These accompanying audited financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses in the financial statements and accompanying notes. Actual results could differ materially from these estimates.

Change in Fiscal Year End

The Board of Directors approved a change of the Company's fiscal year-end from July 31 to May 31, effective beginning with the fiscal year commencing June 1, 2026.

The change in fiscal year-end was made to align the Company's reporting period with management's plan to begin operations at the amended fiscal year start date of June 1, 2026. This alignment will enable more meaningful financial reporting that reflects the Company's operational cycle from the commencement of business activities.

As a result of this change, these financial statements cover the 10-month transition period from August 1, 2025 to May 31, 2026. The transition period is less than 12 months.

The Company's new fiscal year will begin on June 1, 2026 and end on May 31, 2027.

F-7

Going Concern

The Company’s financial statements are prepared on a going concern basis in accordance with U.S. GAAP. This presentation contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described below.

At each reporting period, in accordance with ASC 205-40, Going Concern, the Company’s management evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements are issued. Substantial doubt about a Company’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the Company will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

The Company did not generate any revenue and incurred a net loss of $219,700 during the current period. The Company has cash reserve of $46,000 and has accounts payable of $240 at the end of the current year. The Company’s cash reserve was primarily funded by proceeds from the issuance of common stock and, to a lesser extent, financial support from its officer. However, the Company remains dependent on future financing to sustain operations, which raises substantial doubt about the Company's ability to continue as a going concern within one year after the date of the financial statements are issued.

The Company’s management plans to commence its operations in the next period. If the Company’s operations are successful in generating revenue, the Company can place less reliance on the financial support of its director and sole shareholder and cover its operating expenses and meet obligations as they come due. However, if the Company’s operations are unsuccessful in generating revenue to cover all its operating expenses and meet obligations as they come due, the Company plans to continue to rely upon the financial support of its director and sole shareholder. As of the financial statements issuance date, it is unclear whether management’s plan will be effectively implemented within one year after the date of the financial statements are issued. There is no assurance that the Company will be successful in securing sufficient financing, and the Company faces significant hurdles to reach the point where the Company generates sufficient revenue to cover its operating expenses and meet obligations as they come due. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with maturity from the purchase date of three months or less.

Segments

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), who is our director, in deciding how to allocate resources and assessing performance. During the period from August 1, 2025 to May 31, 2026, all material operations are within the United States. Our chief operating decision maker allocates resources and assesses performance based upon financial information at the management level.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this, the Company applies the five-step model prescribed by ASC 606 that includes (i) identifying the contract(s) with a customer; (ii) identifying the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; (v) recognize revenue when (or as) the Company satisfies a performance obligation.

F-8

Consulting, Audit, Legal Fees, Transfer Agent Fees

Consulting, Audit, Legal Fees, Transfer Agent Fees are fees incurred in the normal course of business during the period of which the fees are incurred.

Accrued Expenses

Accrued expenses represent liabilities recognized for costs incurred in the current period for which the Company has not yet received an invoice or made payment by the balance sheet date. Accrued expenses are recognized when the obligation is probable, and the amount can be reasonably estimated. Recognition occurs in the period the expense is incurred, consistent with the accrual basis of accounting, regardless of when payment is made or an invoice is received. Accrued expenses are measured at the best estimate of the amount required to settle the obligation, which is typically the invoiced amount if known, or an estimated amount based on historical data, contracts, or other reliable information. Accrued expenses are carried at their recorded amount until settled, and adjustments may be made if new information changes the estimate of the liability, with the difference recognized in the period of adjustment. Accrued expenses are derecognized when the obligation is settled, forgiven, or extinguished.

Income Taxes

The Company accounts for deferred federal and state income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for future tax benefits attributable to the expected utilization of existing tax net operating loss carryforwards and other types of carryforwards. If the future utilization of some portion of deferred taxes is determined to be unlikely, a valuation allowance is provided to reduce the recorded tax benefits from such assets. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event interest or penalties are incurred with respect to income tax matters, our policy is to include such items in income tax expense. We record deferred tax assets and liabilities on a net basis on the balance sheet.

Related Party Disclosures

The Company engages in transactions with related parties, defined as entities or individuals with significant influence over the Company, including key management personnel, their close family members, and entities controlled or jointly controlled by such parties, as outlined in ASC 850, Related Party Disclosures. Material related party transactions are identified on the face of the balance sheet, income statement, or statement of cash flows. Receivables due from related parties, securities of related parties, and indebtedness of related parties are also disclosed on the face of the balance sheet. Disclosure of related party include the nature of the relationship(s) involved, description of the transactions, the dollar amounts of transactions and the effects of any change in the method of establishing the terms from that used in preceding period, and amounts due from or to related parties as of the date of each balance sheet presented.

Fair Value Measurements

The Company accounts for the Company’s financial assets and liabilities that are recognized and/or disclosed at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurements and Disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the Company considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable and proscribes the following fair value hierarchy in determining fair values:

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Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in active markets for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting our view about the assumptions that market participants would use in measuring the fair value of the assets or liabilities.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, Segment Reporting on an interim and annual basis. The Company adopted ASU 2023-07 during the period from August 01, 2025 to May 31, 2026. The adoption of the ASU did not have a material impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (“ASU 2024-03”). The new guidance requires additional disclosure related to the disaggregation of income statement expense categories. ASU 2024-03 is effective for annual periods beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The adoption of ASU 2024-03 is expected to result in additional disclosures and will not have an impact on the Company’s consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments — Credit Losses (Topic 326) (“ASU 2025-05”). The new guidance provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, as follows:

1.   Practical expedient.   In developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset.

2.   Accounting policy election.   An entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses.

ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company does not anticipate the adoption of the practical expedient to have a material impact on the Company’s condensed consolidated financial statements. The Company does not intend to make the accounting policy election.

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In September 2025, the FASB issued ASU No. 2025-06, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This update provides amendments to clarify and modernize the accounting for costs incurred to develop or acquire internal-use software. Under this guidance, capitalization for internal-use software costs begins when management has authorized and committed to funding the project and it is probable the project will be completed, and the software will be used to perform the intended function. ASU 2026-06 is effective for annual and interim periods beginning after December 15, 2027, with early adoption permitted on a retrospective, modified, or prospective basis. The Company is currently evaluating the potential impact of this guidance and the timing of adoption.

The Company does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Business Segment

For the period from August 1, 2025 to May 31, 2026, revenues from the one business segments are nil.

Note 4 - Administrative Expenses

	For the period from
	August 1, 2025 to May 31, 2026	June 27, 2025 to July 31, 2025

Legal fee	$–	$20,000
Consulting fee (b)	188,700	10,000
Audit fee	10,000	10,000
Management fee (a)	6,000
Company set up fee	–	1,300
Transfer agent fee	4,000	–
OTC Market fee	11,000	–
Rent	–	240
	$219,700	$41,540

(a)	Management fee consists of consideration paid to the Company’s CEO Man Kin LAU for services rendered to the Company.
(b)	Consulting fees increased year-on-year primarily due to the difference in operation periods. The entity only operated for two months last year, resulting in limited consulting service charges. In the current year, the company maintained full-period continuous operation with a much longer service engagement term for external consultants, leading to higher total consulting fee expenditure. And all consulting fees relate to the QB listing process fees.

Note 5 – Stockholder’s Equity

The Company was incorporated under the laws of the state of Wyoming on June 27, 2025. The Company is authorized to issue 100,000,000 shares of common stock at a par value of nil. The initial share capital of the Company is 7,000,000 shares of common stock, issued for a consideration of $7,000 in cash. As of May 31, 2026, the Company has 10,000,000 shares of common stock issued and outstanding, consisting of 7,000,000 shares with par value of nil and additional paid-in capital of $7,000, and 3,000,000 shares with par value of nil and additional paid-in capital of $300,000, resulting in total additional paid-in capital of $307,000.

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Note 6 – Income Tax Expenses

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Enterprise income tax

United States

The Company is incorporated in the state of Wyoming and is subject to the federal statutory tax rate of 21% for the period from August 01, 2025 to May 31, 2026.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

The following table presents a reconciliation of the federal statutory rate to the effective tax rate related to our (expense) benefit for income taxes for the period from August 1, 2025 to May 31, 2026:

From August 1, 2025 To May 31, 2026
Net loss before income taxes	$(219,700)
Income tax benefit attributable to net loss at federal statute rate of 21%	46,137
Unrecognized deferred tax asset	(46,137)
Total tax provision	$–

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The components of the (provision)/credit for income taxes (expense)/credit were as follows:

From August 1, 2025 To May 31, 2026
Current income tax expense
Federal income tax	$–
State income tax	–
Total current income tax expense	–

Deferred tax (expense)/credit
Federal income tax	–
State income tax	–
Total deferred tax (expense)/credit	–

Total expense	$–

Significant components of the Company’s deferred tax assets are as follows:

From August 01, 2025 To May 31, 2026
Tax loss carry forwards	$219,700
Deferred tax assets	46,137
Valuation allowance	(46,137)
Total deferred tax assets, net	$–

Note 7 – Related Parties

Related parties of the Company for the period from August 1, 2025 to May 31, 2026 consist of the following:

Name of Related Parties	Nature of Relationship
Man Kin LAU (i)	Director
Hing Choi TSANG (ii)	Chief Operating Officer

Notes:

(i)	The Company is controlled by Man Kin LAU by virtue of 70% beneficial ownership of the Company’s shares of common stock as of May 31, 2026.
(ii)	The Company’s Board of Director approved the appointment of Hing Choi TSANG as the Company’s Chief Operating Officer on July 31, 2025.

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Transactions with related parties

Mr. Tsang has paid for on behalf of Mr. LAU the $7,000 in cash for the initial share capital of the Company. In addition, Mr. Tsang has provided the Company with $43,000 in cash as related party payables to pay for the operating expenses of the Company. The related party payables are non-trade, non-interest bearing and are payable upon the demand of Mr. Tsang. All outstanding amounts due to Mr. Tsang as of July 31, 2025 were fully repaid prior to May 31, 2026.

For the period from August 1, 2025 to May 31, 2026, the Company paid $6,000 in consideration to its CEO Man Kin LAU for services rendered to the Company.

Related Party Payables

	As of July 31, 2025	As of May 31, 2026

Payables due to Mr. Tsang	$43,000	$–

Note 8 – Commitments and Contingencies

(i) Litigations

The Company may in the future be involved as a party to various legal proceedings that are incidental to the ordinary course of business. The Company is not currently involved and has no significant unresolved legal issues as of May 31, 2026 and July 31, 2025.

(ii) Contingencies

The Company accounts for loss contingencies in accordance with ASC 450 and other related guidelines. As of May 31, 2026 and July 31, 2025, the Company’s management is of the opinion that there are no commitments and contingencies to account for.

Note 9 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after May 31, 2026, up through the date the Company issued the audited financial statements and concluded that there was no other reportable event.

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